Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment on Form S-3 to the Registration Statement (No. 333-138452) on Form S-1 and the Registration Statements on Form S-8 (No. 333-161322) and Form S-3 (No. 333-171387) of Essex Rental Corp. of our report dated February 10, 2011, with respect to the consolidated financial statements of NCA Crane Parent, Inc. and subsidiary included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP
Seattle, Washington
February 10, 2011